EXHIBIT 10.1.1

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT (the “Agreement”), made as of this __th day of __________, between International Seaways, Inc. (the “Company”), a Marshall Islands corporation, and ____________ (the “Participant”).

WHEREAS, the Company has adopted the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its shareholders by providing certain non-employee directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company; and

WHEREAS, Section 7 of the Plan provides for the grant of Other Stock-Based Awards, including restricted stock, to Participants in the Plan.

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.       Award of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby awards to the Participant [____] shares of Common Stock of the Company (the “Restricted Stock”), which may not be transferred, pledged, assigned or otherwise encumbered until vested (the “Transfer Restrictions”).

2.       Grant Date. The Grant Date of the Restricted Stock hereby awarded is ___________, _____.

3.       Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

4.       Vesting Date. The Restricted Stock shall vest only in accordance with the provisions of this Agreement. Subject to Participant having continuously served on the Board of Directors through such date, all of the shares of Restricted Stock shall become vested on [_______] (the “Vesting Date”).

5.       Forfeiture.

(a) In the event that the Participant’s service on the Board of Directors of the Company terminates prior to the Vesting Date, all of the shares of Restricted Stock shall be forfeited on the date of such termination without payment of any consideration therefor.

(b) Additionally, in the event that the Participant attempts to transfer, pledge, assign or otherwise encumber shares of Restricted Stock prior to the Vesting Date in violation of the Transfer Restrictions, such transfer, pledge, assignment or encumbrance shall be null and void and the Participant’s shares of Restricted Stock shall be forfeited without payment of any consideration therefor.

6.       Share Certificates. The shares representing the Restricted Stock will be held in the Participant’s name in book-entry format by the Company’s transfer agent, Computershare Trust Company, N.A. Upon vesting of the shares of Restricted Stock on the Vesting Date, the Participant shall have the right to choose to have a certificate issued in the Participant’s name, to have the shares transferred to a brokerage account of the Participant’s choice or to continue to hold the shares in book-entry format with the transfer agent.

7.       Shareholder’s Rights. Subject to the terms of this Agreement, prior to the Vesting Date the Participant shall have, with respect to any of the shares of Restricted Stock, all rights of a shareholder of the Company, including the right to vote such shares and the right to receive all dividends paid with respect to such shares of Restricted Stock at the same time as Shareholders generally; provided, that the right to vote and receive dividends shall terminate immediately with respect to any shares of Restricted Stock upon forfeiture of those shares pursuant to Section 5 hereof.

8.       Non-Assignability. Except as expressly provided herein, the shares of Restricted Stock and any rights with respect thereto shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void; provided, that the shares of Restricted Stock may be transferred by will or by the laws of descent and distribution subject to the Committee’s receipt of such documents as may be requested by the Committee from time.

9.       Modification and Waiver. Neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

10.       83 (b) Election. If the Participant intends to make an election under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the Participant must contact the Chief Financial Officer of the Company (who is Jeffrey D. Pribor as of the date of this Agreement) within 30 calendar days of the date of this Agreement and must timely provide to the Company a copy of any such election. A form of such election is attached hereto as Exhibit A. The Participant acknowledges that such notification and provision of a copy to the Company does not constitute a valid Section 83(b) election, and that it is the Participant’s sole responsibility, and not that of the Company, to file timely the election in accordance with the requirements of Section 83 of the Code, even if the Participant requests that the Company or its representatives make the filing on the Participant’s behalf. The Participant acknowledges and agrees that the Company shall have no liability to the Participant or otherwise as a result of the Participant making, or failing to make, a proper Section 83(b) election.

11.       Governing Law. This Agreement and all rights under this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

12.       Participant Acknowledgment. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee or the Company in respect of this Agreement shall be final, conclusive and binding.

13.       Entire Agreement. This Agreement, together with the Plan, represents the final, complete and total agreement of the parties hereto respecting the shares of Restricted Stock and the matters discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the shares of Restricted Stock and such matters.

IN WITNESS WHEREOF, International Seaways, Inc. has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, THEREBY REPRESENTING THAT HE OR SHE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT AND THE PLAN, as of the day and year first above written.

INTERNATIONAL SEAWAYS, INC.

By:
Name: Title:

Exhibit A

Internal Revenue Service Center at
___________________________

___________________________

___________________________

Election to Include the Value of Restricted Property in Income in the Year of Transfer Pursuant to Code Sec. 83(b)

Name: _________________________
Address: _______________________
_______________________________

Social Security Number: ____________________

Tax Year End: [____]

Pursuant to Code Sec. 83(b), I hereby elect to include the value of the restricted property identified below in my taxable income for the tax year ending [____], the year of the transfer.

In accordance with Treasury Regulation §1.83-2(e), the following information is provided for the property that is subject to this election:

1.	Property Transferred: [____] shares of Common Stock of International Seaways, Inc. (the “Company”).

2.	Date on which property was transferred: [____], [____].

3.	Fair market value of property at time of transfer (determined without regard to any restrictions other than nonlapse restrictions): $[____] per share of Common Stock.

4.	Total amount paid for the property: $[____] per share of Common Stock.

5.	Nature of Restriction: Unvested shares may not be transferred, pledged, assigned or otherwise encumbered and are subject to forfeiture in the event of termination of services for any reason. All shares vest fully on [______] (the “Vesting Date”).

A copy of this election statement has been furnished to International Seaways, Inc., the entity for which I perform services.

Date:
Name: